Schedule A
Broker/Dealer Compensation Schedule


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                                                  Percent of Premium                                Percent of Account Value (BOY)
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                                 Year 1                   Years 2 -- 5    Years 6 -- 10  Years 11 and up  Face less than  greater/ =
                                                                                                                250,000    250,000
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                                 Target
               Account   IssAge  IssAge   IssAge                                                                Start          Start
     Plan       Type      0-75   76-80    81-85  Excess   Target  Excess  Target  Excess  Target  Excess  Rate   Year    Rate   Year
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    Default       A        80%    75%     70%     2.0%      3%      3%      0%      0%      0%     0%     0.00%     3   0.20%    3
                  B        90%    85%     80%     2.5%      3%      3%      0%      0%      0%     0%     0.00%     3   0.20%    3
                  C       100%    95%     90%     3.0%      3%      3%      0%      0%      0%     0%     0.00%     3   0.20%    3

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 Alternative 1    A        60%    55%     50%     2.0%      3%      3%      0%      0%      0%     0%     0.30%     3   0.50%    3
                  B        70%    65%     60%     2.5%      3%      3%      0%      0%      0%     0%     0.30%     3   0.50%    3
                  C        80%    75%     70%     3.0%      3%      3%      0%      0%      0%     0%     0.30%     3   0.50%    3

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 Alternative 2    A        45%    40%     35%     2.0%      3%      3%      0%      0%      0%     0%     0.55%     3   0.75%    3
                  B        55%    50%     45%     2.5%      3%      3%      0%      0%      0%     0%     0.55%     3   0.75%    3
                  C        65%    60%     55%     3.0%      3%      3%      0%      0%      0%     0%     0.55%     3   0.75%    3

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 Alternative 3    A        30%    25%     20%     2.0%      3%      3%      0%      0%      0%     0%     0.80%     3   1.00%    3
                  B        40%    35%     30%     2.5%      3%      3%      0%      0%      0%     0%     0.80%     3   1.00%    3
                  C        50%    45%     40%     3.0%      3%      3%      0%      0%      0%     0%     0.80%     3   1.00%    3

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 Alternative 4    A        45%    40%     35%     2.0%     15%      3%     15%      0%      0%     0%     0.00%   n/a   0.00%  n/a
                  B        55%    50%     45%     2.5%     15%      3%     15%      0%      0%     0%     0.00%   n/a   0.00%  n/a
                  C        65%    60%     55%     3.0%     15%      3%     15%      0%      0%     0%     0.00%   n/a   0.00%  n/a

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 Alternative 5    A        65%    60%     55%     2.0%     10%      3%     10%      0%      0%     0%     0.00%   n/a   0.00%  n/a
                  B        75%    70%     65%     2.5%     10%      3%     10%      0%      0%     0%     0.00%   n/a   0.00%  n/a
                  C        85%    80%     75%     3.0%     10%      3%     10%      0%      0%     0%     0.00%   n/a   0.00%  n/a
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

  Notes: Plan may vary by individual producer and may change, but for a particular policy the compensation Plan is fixed at issue.

              Account Type may vary by individual producer and may change, but for a particular policy the compensation Account Type is fixed at issue.
              Account Type is determined based on the level of wholesaler coverage.

              Target Premium includes the base policy target premium and rider premiums; it does not include Flat Extra Premiums.
              For the purpose of calculating commissions, the base policy target will be capped at the base policy target for a substandard class D.